UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

VOYA FINANCIAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35897	52-1222820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2016, Voya Financial, Inc. (“Voya”) completed its registered public offering (the “Offering”) of $500 million aggregate principal amount of 3.650% Senior Notes due 2026 (the “2026 Notes”) and $300 million aggregate principal amount of 4.800% Senior Notes due 2046 (the “2046 Notes”). The 2026 Notes and the 2046 Notes are each guaranteed by Voya Holdings Inc., a wholly-owned subsidiary of Voya (“Voya Holdings”). The Offering resulted in aggregate net proceeds to Voya of approximately $791.5 million, after deducting commissions and estimated expenses. Voya intends to use such net proceeds to purchase certain outstanding notes and debentures of Voya and Voya Holdings and to pay fees and expenses related to such purchases.

Voya issued the notes under an indenture dated as of July 13, 2012 (the “Base Indenture”), as supplemented, in the case of the 2026 Notes, by a fifth supplemental indenture dated as of June 13, 2016 (the “2026 Supplemental Indenture”) and, in the case of the 2046 Notes, by a sixth supplemental indenture dated as of June 13, 2016 (the “2046 Supplemental Indenture,” and, together with the 2026 Supplemental Indenture, the “Supplemental Indentures,” and the Supplemental Indentures together with the Base Indenture, the “Indenture”), each among Voya, Voya Holdings and U.S. Bank National Association, as trustee (the “Trustee”).

Voya will pay interest on each of the 2026 Notes and 2046 Notes on June 15 and December 15 of each year, beginning on December 15, 2016. The 2026 Notes will mature on June 15, 2026 and bear interest at a rate of 3.650% per annum. The 2046 Notes will mature on June 15, 2046 and bear interest at a rate of 4.800% per annum. The terms of the Indenture, among other things, limits Voya’s ability to create liens, dispose of stock of certain subsidiaries and merge, consolidate or sell assets. Voya may, at its option, redeem, in whole or in part, the 2026 Notes or the 2046 Notes, at any time and from time to time. The provision of the Indenture governing the 2026 Notes and 2046 Notes each provide that certain events will constitute an event of default with respect to such notes.

The foregoing is only a summary of certain provisions and is qualified in its entirety by the terms of the Base Indenture, as filed with the Securities and Exchange Commission and incorporated by reference as an exhibit to Voya’s Registration Statement on Form S-3 (No. 333-196883), the 2026 Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and incorporated by reference herein, and the 2046 Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.2, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Fifth Supplemental Indenture, dated as of June 13, 2016, by and among Voya Financial, Inc., Voya Holdings Inc. and U.S. Bank National Association, as trustee

4.2	Sixth Supplemental Indenture, dated as of June 13, 2016, by and among Voya Financial, Inc., Voya Holdings Inc. and U.S. Bank National Association, as trustee

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYA FINANCIAL, INC.

Date: June 14, 2016	By:	/S/ TREVOR OGLE
	Name:	Trevor Ogle
	Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fifth Supplemental Indenture, dated as of June 13, 2016, by and among Voya Financial, Inc., Voya Holdings Inc. and U.S. Bank National Association, as trustee

4.2	Sixth Supplemental Indenture, dated as of June 13, 2016, by and among Voya Financial, Inc., Voya Holdings Inc. and U.S. Bank National Association, as trustee

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)